EXHIBIT 21.1
CORONADO GLOBAL RESOURCES INC.

SUBSIDIARIES

AS OF DECEMBER 31, 2022
Name Coronado’s Effective Ownership Place of Incorporation
Buchanan Minerals, LLC

100% Delaware
Buchanan Mining Company LLC

100% Delaware
Coronado Australia Holdings Pty Ltd 100% Australia
Coronado Coal Corporation 100% Delaware
Coronado Coal II LLC 100% Delaware
Coronado Coal LLC 100% Delaware
Coronado Curragh LLC

100% Delaware
Coronado Curragh Pty Ltd

100% Australia
Coronado Finance Pty Ltd 100% Australia
Coronado II LLC 100% Delaware
Coronado IV LLC

100% Delaware
Coronado VA, LLC 100% Delaware
Curragh Coal Sales Co Pty Ltd 100% Australia
Curragh Queensland Mining Pty Ltd 100% Australia
Greenbrier Minerals, LLC

100% Delaware
Greenbrier Smokeless Coal Mining, LLC 100% Delaware
JEP Mining LLC

100% Delaware
Matoaka Land Company,

LLC

100% Delaware
Midland Trail Resources, LLC

100% West Virginia
Powhatan Mid-Vol Coal

Sales, LLC

100% Delaware
Mon Valley Minerals

LLC
100% Delaware